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                                  June 24, 2004


Neuberger Berman Dividend Advantage Fund Inc.
605 Third Avenue
New York, New York  10158


Ladies and Gentlemen:

     We have acted as counsel to Neuberger Berman Dividend Advantage Fund Inc., a Maryland corporation (the "Fund"), in connection with the filing with the Securities and Exchange Commission ("SEC") of the Fund's registration statement on Form N-2 (File Nos. 333-115817 and 811-21499) (the "Registration Statement"), registering the number of shares of the Fund's Series A and Series B auction market preferred shares, par value $0.0001 per share, set forth under "Amount Being Registered" on the facing page of the Registration Statement (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

     You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the form of articles supplementary relating to the Shares that is an appendix to the Statement of Additional Information included in the Registration Statement (the "Articles Supplementary"), the Fund's Articles of Incorporation and By-Laws, and the corporate action of the Fund that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have relied upon certificates of public officials as to certain matters of fact that are material to our opinion. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that the number of issued auction market preferred shares of each series will not exceed the number of such shares authorized to be issued under the Articles Supplementary and that the aggregate liquidation preference of the Shares ("Aggregate Liquidation Preference") does not exceed 38.5% of the sum of Aggregate Liquidation Preference and the net assets of the Fund calculated as of the close of business on the day immediately prior to the effective date of the Registration Statement. We have not verified any of those assumptions.

     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Fund. We express no opinion with respect to any other laws.

KIRKPATRICK & LOCKHART LLP

Neuberger Berman Dividend Advantage Fund Inc.
June 24, 2004
Page 2


     Based upon and subject to the foregoing, we are of the opinion that:

     1. When the Articles Supplementary have been duly executed on behalf of the Fund and have been filed with and accepted for record by the Maryland State Department of Assessments and Taxation, the Shares to be issued pursuant to the Registration Statement will have been duly authorized for issuance by the Fund; and

     2. When authorized and issued and paid for upon the terms provided in the Registration Statement, the Shares to be issued pursuant to the
          Registration Statement will be validly issued, fully paid and nonassessable.

     This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the prospectus and statement of additional information that are being filed as part of the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.


                                            Very truly yours,



                                            /s/ Kirkpatrick & Lockhart LLP